CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-237070, 333-239360, 333-245762, 333-251956 and 333-252216 on Form S-3 and Registration Statement Nos. 333-227073, 333-230589, 333-237069, 333-245764 and 333-248468 on Form S-8 of our report dated March 10, 2020, relating to the financial statements of Bionano Genomics, Inc. as of and for the year ended December 31, 2019 appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

San Diego, California
March 23, 2021